Exhibit 99.1

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


                                    PROXY


                      FIRST DODGE CITY BANCSHARES, INC.



      The undersigned hereby appoints John V. Harding and Thomas P. Shirley, and each of them, each with the power to act alone and with full power of substitution, as attorneys and proxies of the undersigned to attend the Special Meeting of Stockholders of First Dodge City Bancshares, Inc. (the "Corporation"), to be held on June 15, 1994, at 9:50 a.m.,
Central Daylight Savings Time, and all
adjournments thereof, and there to vote all shares of capital stock of the Corporation held of record by the undersigned as follows:


      1. Approval and adoption of an Agreement and Plan of Reorganization, dated as of February 2, 1994, among Fourth Financial Corporation ("Fourth
             Financial"), the Corporation, First National Bancshares of Dodge City, Inc. ("FNB"), Metro Bancshares, Inc. ("MBI"), First National Bank and Trust Company in Dodge City,
             Metro Bank of Broken Arrow, and the stockholders of the Corporation, and the related Agreement of Merger which provides for the merger of the Corporation, FNB, and MBI into Fourth Financial, all as described in the Notice of such meeting and the Joint Proxy
             Statement-Prospectus which accompanied such Notice.


                   FOR  ___            AGAINST  ___           ABSTAIN  ___


      2. In their discretion on such other matters as may properly come before the meeting.


This proxy will be voted as directed, or if no direction is indicated with respect to Item 1, this proxy will be voted FOR the proposal.


DATED: ____________, 1994
___________________________________________
                                          Signature


___________________________________________
                                          Signature if held jointly

Please sign exactly as name(s) appear(s) hereon and return promptly in the enclosed envelope, indicating official position or representative capacity where applicable.



                PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY
                    PROMPTLY USING THE ENCLOSED ENVELOPE.